Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256264, 333-238154, 333-219779, 333-217835, 333-165637, 333-156185, 333-195800, 333-208067, and 333-264723) of WW International, Inc. of our report dated June 22, 2023 relating to the consolidated financial statements of Weekend Health, Inc., which appears in Amendment No. 1 of this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 22, 2023